Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Connecticut Dividend
Advantage Municipal Fund 3
811-21154


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 30, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new
Fundamental Investment Policies. The meeting was subsequently adjourned to January 12, 2010.

Voting results are as follows:

<c> Common and MuniPreferred
 shares voting
 together as a
class
<c>  MuniPreferred shares voting
together as a class
To approve the elimination of the Funds
fundamental policy relating to investments
 in municipal securities and below
investment grade securities.


   For
            2,281,837
                      613
   Against
               132,388
                        26
   Abstain
                 85,666
                         -
   Broker Non-Votes
               790,735
                         -
      Total
            3,290,626
                      639



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
            2,267,867
                      613
   Against
               150,917
                        26
   Abstain
                 81,107
                         -
   Broker Non-Votes
               790,735
                         -
      Total
            3,290,626
                      639



Proxy materials are herein incorporated by reference to the SEC filing on October 22, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-052327.